UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On December 18, 2024, SmartKem, Inc. (the “Company”) entered into a securities purchase agreement (the “RD Purchase Agreement”) with certain institutional investors (each, an “RD Purchaser” and, collectively, the “RD Purchasers”), pursuant to which the Company agreed to issue and sell to the RD Purchasers: (i) in a registered direct public offering (the “Public Offering”) 1,449,997 shares of the Company’s common stock, par value $0.0001 (“Common Stock”); and (ii) in a concurrent private placement (the “RD Purchaser Private Placement” and, together with the Public Offering, the “RD Purchaser Offering”) Class D Common Stock Purchase Warrants (the “Class D Warrants”) to purchase up to 1,449,997 shares of Common Stock. The purchase price for each share of Common Stock sold in the Public Offering was $3.00.

The RD Purchase Agreement contains customary representations, warranties and agreements of the Company and the RD Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the RD Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock and securities convertible or exercisable into shares of Common Stock for a period of 90 days following the closing of the RD Purchaser Offering, subject to certain exceptions. The Company has also agreed to certain restrictions on engaging in a “variable rate transaction” (as defined in the RD Purchase Agreement) for a period of 180 days following the closing of the RD Purchaser Offering, subject to certain exceptions.

The Public Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-281608) previously filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2024 and declared effective by the SEC on August 22, 2024, the related base prospectus dated August 22, 2024 and the prospectus supplement dated December 18, 2024. The securities being sold to the RD Purchasers in the RD Purchaser Private Placement will be issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Craig-Hallum Capital Group LLC (“Craig-Hallum” or the “Placement Agent”) is acting as placement agent in connection with the RD Purchaser Offering.

Private Placement

Concurrently with the RD Purchaser Offering, the Company entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with certain institutional investors (each, a “PIPE Investor” and, collectively, the “PIPE Investors”), pursuant to which the Company agreed to issue and sell to the PIPE Investors in a private placement (the “Private Placement”): (i) 169,784 shares of Common Stock; (ii) Pre-funded Warrants to purchase up to 930,215 shares of Common Stock; and (iii) Class D Warrants to purchase up to 1,099,999 shares of Common Stock. The purchase price for each share of Common Stock sold in the Private Placement was $3.00. The purchase price for each Pre-funded Warrant sold in the Private Placement was $2.9999.

The PIPE Purchase Agreement contains customary representations, warranties and agreements of the Company and the PIPE Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the PIPE Investor Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock and securities convertible or exercisable into shares of Common Stock for a period of 90 days following the closing of the Private Placement, subject to certain exceptions. The Company has also agreed to certain restrictions on engaging in a “variable rate transaction” (as defined in the PIPE Purchase Agreement) for a period of 180 days following the closing of the Private Placement, subject to certain exceptions.

The securities being sold to the PIPE Investors in the Private Placement will be issued and sold without registration under the Securities Act or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Craig-Hallum is acting as placement agent in connection with the Private Placement.

The Company expects to receive gross proceeds of approximately $7.65 million from the RD Purchaser Offering and the Private Placement (collectively, the “Offerings”), before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the new proceeds of the Offerings for working capital and general corporate purposes.

The Offerings are expected to close on or about December 20, 2024, subject to satisfaction of customary closing conditions.

Pre-funded Warrants

The Pre-funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Pre-funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share of Common Stock. The Pre-funded Warrants are exercisable in whole or in part by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or, at the option of each holder, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-funded Warrants.

A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Class D Warrants

The Class D Warrants will have an exercise price of $3.00 per share of common stock. The Class D Warrants will be exercisable upon issuance and will expire on December 31, 2025. The Class D Warrants are exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and, at any time a registration statement registering the resale or other disposition of the shares of Common Stock underlying the Class D Warrants under the Securities Act is effective and available for such shares, or an exemption from registration under the Securities Act is available for such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of Common Stock underlying the Class D Warrants, then the Class D Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Class D Warrant.

A holder of Class D Warrants will not have the right to exercise any portion of its Class D Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance of the Class D Warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. Due to the short-term nature of the Class D Warrants, a holder whose exercise of Class D Warrants would result in its beneficial ownership exceeding the applicable beneficial ownership limitation will have the right to receive Pre-funded Warrants upon the exercise of its Class D Warrants for the amount of such excess.

Placement Agent Compensation

The Company and the Placement Agent have entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with respect to the Offerings. Pursuant to the Placement Agency Agreement and an engagement letter, dated October 1, 2024, by and between the Company and the Placement Agent (the “Engagement Letter”), the Company has agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the aggregate gross proceeds of the Offerings. The Company has also agreed to reimburse certain expenses of the Placement Agent in connection with the Offerings, including but not limited to legal fees, up to a maximum of $150,000. The Company also agreed to issue to the Placement Agent, or its respective designees, Placement Agent Warrants (“Placement Agent Warrants”) to purchase up to 127,499 shares of Common Stock (which equals 5.0% of the number of shares of Common Stock and Pre-funded Warrants being offered in the Offerings) with an exercise price per share of $3.00. The Placement Agent Warrants will expire on December 18, 2029.

The Placement Agent Warrants and the shares of Common Stock exercisable thereunder are being offered and sold without registration under the Securities Act or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

2024 Restructuring

As previously reported by the Company in its Current Report on Form 8-K, filed with the SEC on December 18, 2024 (the “Restructuring 8-K”), on December 17, 2024 the Company entered into a Consent and Amendment Agreement (the “Consent and Amendment Agreement”) with certain holders of securities issued in the Company’s June 2023 private placement (the “Consenting Holders”) purchase to which, among other things, the Consenting Holders agreed to amend certain terms of the Purchase Agreement, dated June 14, 2023 (as previously amended, the ”Purchase Agreement”), and (ii) amend and restate certain of the provisions of the Company’s Series A-1 Convertible Preferred Stock, Stated Value $10,000 per share (the “Series A-1 Preferred Stock”) effective immediately prior to the closing of a Qualified Offering.

The Offerings constitute a Qualified Offering. Accordingly, the amendments to the Purchase Agreement will become effective immediately prior to the closing of the Offerings. In addition, the Company has filed the Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (the “Second Amended and Restated CoD”) with the Secretary of State of Delaware. Also, the Hewlett Settlement (as defined in the Restructuring 8-K) will become effective immediately prior to the closing of the Offerings, pursuant to which the Company will issue Class C Warrants to purchase up to 750,000 share of Common Stock to the Hewlett Fund LP immediately prior to the closing of the Offerings. The Class C Warrants and the shares of Common Stock exercisable thereunder are being offered and sold without registration under the Securities Act or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Registration Rights Agreement

In connection with the transactions described in this Report and the Restructuring 8-K, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with the RD Purchasers, the PIPE Investors, the Consenting Holders, the Hewlett Fund LP and Craig-Hallum pursuant to which the Company has agreed to file one or more registration statements on Form S-1 covering the resale or other disposition of: (i) shares of Common Stock purchased in the Private Placement; (ii) shares of Common Stock issuable upon the exercise of the warrants issued and sold in the Offerings; (iii) the additional shares of Common Stock that became issuable upon the conversion of the Series A-1 Preferred Stock as a result of the terms of the Second Amended and Restated CoD (including shares of Common Stock issuable upon the exercise of Pre-funded Warrants that may become issuable upon the conversion of the Series A-1 Preferred Stock); (iv) shares of Common Stock issuable upon the exercise of Class C warrants issued to the Hewlett Fund LP pursuant to the Release (as described in the Restructuring 8-K); and (v) shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (collectively, the “Registrable Securities”). In the Registration Rights Agreement, the Company has, among other things, agreed to: (i) file an initial registration statement covering the Registrable Securities no later than the earlier of (A) April 25, 2025 and (B) the 10th day after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024; (ii) use its best efforts to cause any registration statement to be declared effective by the SEC as promptly as possible (the date on which the initial registration statement is declared effective by the SEC, the “Effective Date”); and (iii) use its best efforts to keep any such registration statement continuously effective until the date that all of the Registrable Securities covered by such registration statement (X) have been sold thereunder or pursuant to Rule 144, or (Y) may be sold without volume or manner-of-sale restrictions under Rule 144 and without the requirement that the Company be in compliance with the current public information requirement under Rule 144, subject to certain black-out rights. In the event that the Company fails to timely file a registration statement or comply with certain covenants in the Registration Rights Agreement, the Company will become subject to liquidated damages calculated as provided in the Registration Rights Agreement.

The foregoing descriptions of the terms and conditions of the Placement Agency Agreement, the RD Purchase Agreement, the Purchase Agreement, the Registration Rights Agreement, the Pre-funded Warrants, the Class D Warrants and the Placement Agent Warrants are summaries only, are not intended to be complete, and are qualified in their entirety by reference to the Placement Agency Agreement, the form of RD Purchase Agreement, the form of PIPE Purchase Agreement, the form of Registration Rights Agreement, the form of Pre-funded Warrant, the form of Class D Warrant and the form of Placement Agent Warrant, which are attached to this Current Report on Form 8-K as Exhibits 1.1, 10.1, 10.2, 10.3, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference in their entirety.

The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offerings and the amount of net proceeds expected from the Offerings. The risks and uncertainties involved include the Company’s ability to satisfy the conditions to the closing of the Offerings on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, its Quarterly Reports on Form 10-Q filed with the SEC on May 20, 2024, August 12, 2024 and November 8, 2024, and the final prospectus supplement with respect to the Public Offering to be filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

The opinion of Lowenstein Sandler regarding the validity of the shares of Common Stock sold by the Company in the Public Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.as Exhibit 5.1.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in response to Item 1.01 above is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in response to Item 1.01 above relating to the Company’s Series A-1 Preferred Stock and the Second Amended and Restated CoD is incorporated herein by reference.

The Second Amended and Restated CoD was filed with the Secretary of State of Delaware on December 20, 2024. As previously reported in the Restructuring 8-K, the Second Amended and Restated CoD among other things: (i) removed the obligation of the Company to pay dividends on shares of the Series A-1 Preferred Stock in certain circumstances; (ii) removed provisions that required the Company to obtain the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock to take certain actions, such as the incurrence of certain indebtedness, the granting of liens and the purchase or redemption of outstanding equity securities; (iii) removed the liquidation preference applicable to the Series A-1 Preferred Stock; (iv) reduced the conversion price of the Series A-1 Preferred Stock to $4.34; (v) prevents the conversion of the Series A-1 Preferred Stock for a period ending on the Effective Date; (vi) provides for the automatic conversion of the Series A-1 Preferred Stock into either shares of Common Stock or the Company’s Class C Warrants at the conversion price upon the earlier of the Effective Date or as determined by the written consent of the holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock which must include AIGH Investment Partners LP and its Affiliates (“AIGH”) for so long as AIGH holds at least $1,500,000 in aggregate Stated Value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement; and (vii) removed certain price protection provisions which had expired pursuant to their terms.

The foregoing description of the terms and conditions of the Second Amended and Restated CoD is a summary only, is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated CoD, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in response to Items 1.01 and 3.03 relating to the Company’s Series A-1 Preferred Stock and the Second Amended and Restated CoD is incorporated herein by reference.

Item 8.01 Other Events.

On December 18, 2024, the Company issued a press release regarding the Offerings. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated December 18, 2024 by and between SmartKem, Inc. (the “Company”) and Craig-Hallum Capital Group LLC

3.1	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock

4.1	Form of Pre-funded Warrant

4.2	Form of Class D Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Lowenstein Sandler LLP

10.1	Form of Securities Purchase Agreement, dated December 18, 2024 among the Company and the RD Purchasers party thereto

10.2	Form of Securities Purchase Agreement, dated December 18, 2024 among the Company and the PIPE Investors party thereto

10.3	Form of Registration Rights Agreement, dated December 18, 2024 among the Company and the parties thereto

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)

99.1	Press Release dated December 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: December 20, 2024	By:	/s/ Barbra C. Keck
	Name:	Barbra C. Keck
	Title:	Chief Financial Officer